Exhibit 99.2

CAPITOL ACQUISITION AND TWO HARBORS

ANNOUNCE CLOSING OF MERGER TRANSACTION

NEW YORK, Oct. 29 /PRNewswire – FirstCall/ - Capitol Acquisition Corp. (“Capitol”) (NYSE Amex: CLA; CLA.U; CLA.WS) and Two Harbors Investment Corp. (“Two Harbors”) today announced the completion of their merger transaction and that Two Harbors will immediately begin conducting business as a REIT investing in residential mortgage-backed securities.

Two Harbors’ common stock and warrants will open for trading today on NYSE Amex under the ticker symbols “TWO” and “TWO.WS”, respectively.

Two Harbors will have 13,399,209 shares of common stock outstanding, 33,249,000 warrants outstanding, and approximately $124.3 million in cash available for investment. The book value of Two Harbors is expected to be approximately $9.30 per share.

“We are delighted to announce the completion of this transaction,” said Tom Siering, President and Chief Executive Officer of Two Harbors. “We continue to see opportunities in the residential mortgage-backed securities markets, and we look forward to pursuing those opportunities on behalf of the stockholders of Two Harbors.”

Two Harbors will be externally-managed by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P., a leading independent global alternative investment advisor with over $1.2 billion in assets under management. Co-Chief Investment Officers Steve Kuhn and Bill Roth will lead the investment team.

Mr. Kuhn has over 16 years of experience investing in and trading mortgage backed, asset backed and related securities at Goldman Sachs, Citadel and Cargill. Mr. Roth recently joined Two Harbors from Citigroup Global Markets Inc., where he was a Managing Director in the firm’s proprietary trading group managing mortgage backed and asset backed securities portfolios. He began his career in the mortgage-backed securities department of Salomon Brothers in 1981.

“This transaction is an excellent result for all stakeholders and an important milestone in creating what we believe will be one of the premier franchises in the mortgage REIT industry,” said Mark Ein, Capitol’s Chairman and Founder, and the Vice Chairman of the Two Harbors board. “We look forward to working closely with the Two Harbors team to make the company a continuing success that will generate superior long-term returns for our shareholders.”

Credit Suisse acted as financial adviser to Two Harbors. Citigroup and Ladenburg Thalmann acted as financial advisers to Capitol. Two Harbors’ counsel in the transaction was Clifford Chance US LLP, and Capitol’s were Graubard Miller and Latham & Watkins LLP.

Two Harbors Investment Corp.

Two Harbors is a newly-formed Maryland corporation focused on investing in residential mortgage-backed securities. Two Harbors is headquartered in Minnetonka, Minnesota, and is externally managed and advised by PRCM Advisers, LLC, a wholly-owned subsidiary of Pine River Capital Management L.P.

Capitol Acquisition Corp.

Capitol Acquisition Corp. was a Washington, D.C. specified purpose acquisition company formed for the purpose of completing a business combination. Upon completion of the transactions described above, Capitol became an indirect wholly-owned subsidiary of Two Harbors.

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in Capitol’s and Two Harbors’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Capitol and Two Harbors, the merger, the related transactions or other matters attributable to Capitol and Two Harbors or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Capitol and Two Harbors caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Capitol and Two Harbors do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Stockholders and warrant holders of Capitol and Two Harbors, and other interested persons, may find additional information regarding the companies at the SEC’s Internet site at http://www.sec.gov or by directing requests to: Capitol Acquisition Corp., 509 7th Street, NW, Washington, DC 20004, telephone (202) 654-7060; or Two Harbors Investment Corp., 601 Carlson Parkway, Suite 330, Minnetonka, MN 55305, telephone 612 238-3300.

Media: Patrick Clifford, or Pen Pendleton, both of The Abernathy MacGregor Group, +1-212-371-5999; or Investors: Anh Huynh, Investor Relations, Two Harbors Investment Corp., +1-612-238-3348, or Mark Ein, Chief Executive Officer, Capitol Acquisition Corp., +1-202-654-7001